Exhibit 10.2

CONTRIBUTION AGREEMENT

BY AND AMONG

PCI MEDIA, INC.,

THE PARTIES LISTED ON THE SIGNATURE PAGES HERETO

AND

[●], [●] AND [●], AS THE FOUNDERS COMMITTEE

Dated as of [            ], 2019

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (this “Agreement”), dated as of [            ], 2019, is by and among PCI Media, Inc., a Delaware corporation (the “Company”), the other parties identified on the signature pages hereto (the “Contributors”), and [●], [●] and [●], as the representatives of the Contributors (the “Founders Committee”, and together with the Company and the Contributors, the “Parties”). Capitalized terms used but not otherwise defined herein have the meanings given to them in Section 8.13.

RECITALS

A.    Each Contributor owns the outstanding units representing membership interests in Psyop Media Company, LLC (“PMC”), a Delaware limited liability company (the “Units”), set forth on Schedule A under the heading “Units of Psyop Media Company, LLC Contributed”. Other than the Units owned by Psyop, Inc. (“Psyop, Inc.”) and All Asia Digital Entertainment Inc. (“AADE”), the Contributors own (beneficially and of record) all of the outstanding Units.

B.    Upon the terms and subject to the conditions of this Agreement, effective as of the Effective Time (as defined below), each Contributor desires to contribute, sell, transfer, assign and deliver to the Company, and the Company desires to accept and assume, all of such Contributor’s right, title and interest in and to such Contributor’s respective Units.

C.    Upon the terms and subject to the conditions of this Agreement, in exchange for the contribution of Units of each Contributor as provided herein, effective as of the Effective Time, the Company desires to issue to such Contributor, and such Contributor desires to accept and assume, the number of shares of common stock of the Company, par value $0.001 per share (the “PCI Media Common Stock”), set forth opposite such Contributor’s name on Schedule A under the heading “Common Stock Received”.

D.    Also, concurrently with the execution and delivery of this Agreement, the Company is entering into the AADE Merger Agreement, which provides for the merger of AADE with and into the Company as provided therein, and the Psyop Merger Agreement, which provides for the merger of Psyop, Inc. with and into the Company as provided therein. Pursuant to the agreements referenced in this Recital, the Company will acquire all of the limited liability company units of PMC, other than those held by the Contributors. The transactions contemplated by such agreements are referred to herein as the “Concurrent Pre-IPO Transactions”.

E.    Concurrently with the execution and delivery of this Agreement, the Company, the Contributors and the other parties thereto are entering into a Stockholders’ Agreement, dated as of the date hereof (the “Stockholders’ Agreement”), which shall become effective at the Effective Time.

F.    The Company and the Contributors are entering into this Agreement in connection with the transactions contemplated by that certain Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and between the Company and Roth Capital Partners, LLC, as representative of the several underwriters described therein.

In consideration of the mutual covenants contained in this Agreement, the Parties, intending to be legally bound, agree as follows:

AGREEMENT

ARTICLE I

AGREEMENT

1.1    Contribution and Issuance.

(a)    Upon the terms and subject to the conditions of this Agreement, effective as of the Effective Time, each Contributor hereby contributes, sells, transfers, assigns and delivers to the Company, and the Company hereby accepts and assumes, all of such Contributor’s right, title and interest in and to such Contributor’s respective Units, free and clear of all liens, claims, charges and encumbrances (other than restrictions on transfer arising under applicable securities laws) (the “Contribution Transaction”).

(b)    Upon the terms and subject to the conditions of this Agreement, in exchange for the contribution of Units of each Contributor as provided above, effective as of the Effective Time, the Company hereby issues to such Contributor, and such Contributor hereby accepts and assumes, the number of shares of PCI Media Common Stock set forth on Schedule A under the heading “Shares of PCI Media, Inc. Common Stock Received” (the “Stock Issuance”). On the Closing Date (as defined in the Underwriting Agreement), the Company shall deliver to each Contributor a certificate representing the shares of PCI Media Common Stock issued to such Contributor in the Stock Issuance.

1.2    FIRPTA Certificate. At or prior to the Closing, each Contributor shall deliver to the Company a duly executed certificate confirming such Contributor’s non-foreign status in accordance with Section 1445 of the Code.

ARTICLE II

FOUNDERS COMMITTEE

2.1    Formation; Membership. The Contributors hereby form the Founders Committee comprised of three of the Founders, which committee will exercise the rights permitted or required to be exercised by the Founders Committee hereunder. On the date of this Agreement, the three Founders serving on the Founders Committee are Eben Mears, Robert Todd Mueller and Marco Spier. Any member of the Founders Committee may resign from such position by delivering written notice of such resignation to the Company, the Contributors and the other members of the Founders Committee. In the event of any vacancy on the Founders Committee for any reason other than a resignation, the remaining members of the Founders Committee shall provide the Company and the Contributors with written notice of such vacancy within three Business Days of its occurrence. Any vacancy in any of the three positions on the Founders Committee may be filled by the approval of a Majority-in-Interest of the Founders; provided that only a Founder may serve on the Founders Committee.

2.2    Actions by the Founders Committee. For the purposes of this Agreement, any decision, act, consent or instruction of the Founders Committee must be approved unanimously in writing by each Founder then serving on the Founders Committee. The Company may conclusively rely upon any such decision, act, consent or instruction for purposes of this Agreement. No member of the Founders Committee shall be held liable by any Contributor for actions or omissions in exercising or failing to exercise all or any of the power and authority of the Founders Committee pursuant to this Agreement, except in the case of bad faith or willful misconduct by such member. Each Contributor shall, severally and not jointly, indemnify, defend and hold harmless (such indemnification obligation to be apportioned among the Contributors pro rata, based on each Contributor’s shares of PCI Media Common Stock to be received in the Stock Issuance as set forth on Schedule A) each member of the Founders Committee from any Losses arising out of a Founder serving as a member of the Founders Committee hereunder, except in the case of gross negligence, willful misconduct or fraud by such member.

2.3    Consents and Waivers. In the event that the Company makes a written request for a consent or waiver of the Founders Committee required to be given under this Agreement and the Founders Committee does not respond to the request in a writing (signed by each Founder as provided in the first sentence of Section 2.2) within five Business Days following the date of receipt of such written request, the consent or waiver shall be deemed to be given for all purposes of this Agreement.

2.4    Appointment; Authority; Reimbursement. Each Contributor hereby irrevocably appoints the Founders Committee as the sole representative of such Contributor to act as the agent and attorney-in-fact on behalf of such Contributor, which appointment is coupled with an interest, regarding any matter relating to or arising out of or under this Agreement, including for the purposes of: (a) accepting notices on behalf of the Contributor in accordance with Section 8.1; (b) receiving and accepting service of legal process in connection with any claim or other proceeding against the Contributors arising under this Agreement; (c) undertaking, compromising, defending and settling any such suit or proceeding on behalf of the Contributors arising under this Agreement (including under Article VII); (d) executing and delivering all agreements, certificates and documents required or deemed appropriate by the Founders Committee in connection with any of the transactions contemplated by this Agreement; (e) engaging special counsel, accountants and other advisors and incurring such other expenses in connection with any of the transactions contemplated by this Agreement and (f) taking such other action as the Founders Committee is permitted to take under this Agreement or otherwise may deem appropriate. As the representative of the Contributors under this Agreement, the Founders Committee shall act as the agent and attorney-in-fact for all Contributors and shall have authority to bind each such Contributor in accordance with this Agreement. The Company shall, promptly upon request by the Founders Committee, reimburse the Founders Committee for all reasonable and out of pocket costs and expenses incurred by the Founders Committee in connection with its rights and obligations under this Agreement; provided, however, that (i) under no circumstances shall the Company be responsible for reimbursing the Founders Committee of any such costs and expenses in excess of $[●] in the aggregate (the “Reimbursement Cap”) and (ii) the Contributors shall reimburse the Founders Committee for all reasonable and out of pocket costs and expenses incurred by the Founders Committee in connection with its obligations under this Agreement in excess of the Reimbursement Cap (such reimbursement obligation to be apportioned among the Contributors pro rata, based on each Contributor’s shares of PCI Media Common Stock to be received in the Stock Issuance as set forth on Schedule A).

ARTICLE III

EFFECTIVENESS

3.1    Effectiveness. Notwithstanding anything contained in this Agreement to the contrary, the Contribution Transaction and the Stock Issuance shall be effective as of 12:00 a.m., Eastern time, on the Closing Date (as defined in the Underwriting Agreement) without further action by any Party hereto (the “Effective Time”), and the closing of such Contribution Transaction and Stock Issuance (the “Closing”) shall take place on such Closing Date; provided, however, that, the Closing shall be conditioned upon (i) either (A) the price per share of the PCI Media Common Stock offered to the public pursuant to the Underwriting Agreement shall be no less than the bottom of the estimated offering price range set forth on the cover page of the prospectus included in the Form S-1 to be filed by the Company on the date of this Agreement and the number of shares of PCI Media Common Stock issued to the public shall be no greater than the number of shares set forth on such cover page, including the number of shares subject to the underwriter’s over-allotment option or (B) the Company and the Founders Committee (acting on behalf of the Contributors in accordance with Article II) shall have agreed to a lower price per share or a greater number of shares, as applicable, of such PCI Media Common Stock and (ii) the closing of the Concurrent Pre-IPO Transactions, which shall be deemed to occur at the same time as the closing of the Contribution Transaction and the Stock Issuance. If the Closing Date does not occur within 60 days of the date of this Agreement, this Agreement shall terminate on such date and the provisions of Article I shall be of no further force and effect; provided, that, nothing in this Agreement shall relieve any Party of any liability for any willful material breach of this Agreement prior to such termination.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to each Contributor as of the date hereof and as of the Closing Date that:

4.1    Organization; Good Standing. The Company (a) has been duly organized, is validly existing and is in good standing under the laws of the State of Delaware; and (b) has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

4.2    Organizational Documents. The Company has made available to each Contributor true, correct and complete copies of the forms of certificate of incorporation and bylaws of the Company that shall be in effect as of the Closing Date.

4.3    Authorization. The Company has the full corporate power and authority to execute, deliver and perform its obligations under this Agreement, including to issue the PCI Media Common Stock as provided herein, and its execution, delivery and performance of this Agreement, including such issuance of PCI Media Common Stock, has been authorized by all necessary corporate action of the Company, and this Agreement is its legal, valid and binding obligation, enforceable against it in accordance with this Agreement’s terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity.

4.4    Compliance with Laws and Other Instruments. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder by the Company does not conflict with, or result in any violation of or default under, the Company’s certificate of incorporation or bylaws, or any agreement or other instrument to which it is a party or by which it or any of its assets are bound, or any permit, franchise, judgment, decree, law, statute, order, rule or regulation applicable to the Company or its business.

4.5    Common Stock Duly Authorized. All of the PCI Media Common Stock to be issued to each Contributor under this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of all liens, preemptive rights, rights of first refusal, subscription and similar rights (other than those arising under applicable securities laws or the Stockholders’ Agreement).

4.6    Capitalization. The authorized capital stock of the Company consists, as of the date of this Agreement, and will consist, as of the Closing Date, of (a) 100,000,000 shares of PCI Media Common Stock, [●] of which will be issued and outstanding on the Closing Date (after giving effect to the issuance of shares of PCI Media Common Stock pursuant to this Agreement, the AADE Merger Agreement and the Psyop Merger Agreement but excluding the shares of PCI Media Common Stock to be issued pursuant to the Underwriting Agreement) and (b) 10,000,000 shares of preferred stock of the Company, par value $0.001 per share, none of which are issued and outstanding. Except as set forth in the Registration Statement on Form S-1 filed by the Company (as amended from time to time), no shares of capital stock of the Company are reserved for any purpose, and there are no issued or outstanding securities or other instruments convertible into or exchangeable for any shares of capital stock of, or other equity interests in, the Company and there are no outstanding options, rights (preemptive or otherwise) or warrants or other instruments to purchase or subscribe for shares of capital stock or other securities of the Company.

4.7    USRPHC Status.

(a)    The Company is not and never has been a “United States real property holding corporation” as defined in Section 897 of the Code.

(b)    PMC would not be and at no time would it have been treated as a “United States real property holding corporation” as defined in Section 897 of the Code, if it had been a domestic corporation at all times during the period beginning five years and one day prior to the date of this Agreement and ending on the day immediately following the day on which the Effective Time occurs.

4.8    CIM. To the knowledge of the Company, the CIM (as defined below) does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. The financial statements (together with the related notes and schedules) of PMC and its consolidated subsidiaries included in the CIM present fairly in all material respects the financial position of PMC and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in all material respects in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTORS

Each Contributor hereby represents and warrants to the Company, severally and not jointly (and as to itself and not the other Contributors), as of the date hereof and as of the Closing Date that:

5.1    Organization; Good Standing. If such Contributor is an entity, it (a) has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of formation and (b) has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

5.2    Authorization. Such Contributor has the full power and authority (or legal capacity) to execute, deliver and perform such Contributor’s obligations under this Agreement, including to contribute its Units as provided herein, and its execution, delivery and performance of this Agreement, including such contribution of Units, has been authorized by all necessary action on such Contributor’s behalf (if any), and this Agreement is such Contributor’s legal, valid and binding obligation, enforceable against such Contributor in accordance with this Agreement’s terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity.

5.3    Compliance with Laws and Other Instruments. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder by such Contributor does not conflict with, or result in any violation of or default under, any provision of any governing instrument applicable to such Contributor, or any agreement or other instrument to which it is a party or by which it or any of its assets are bound, or any permit, franchise, judgment, decree, law, statute, order, rule or regulation applicable to such Contributor or its business.

5.4    Ownership Interest; Investment Purpose.

(a)    Such Contributor holds of record and owns beneficially the number and class or series of Units set forth opposite such Contributor’s name on Schedule A and at the Effective Time such Contributor will transfer to the Company good and marketable title to such Units, in each case, free and clear of any and all liens, claims, security interests, charges and encumbrances of any sort whatsoever (other than restrictions on transfer arising under applicable securities laws).

(b)    Such Contributor (i) is acquiring the PCI Media Common Stock solely for his, her or its own account for investment purposes, and not with a view to the distribution thereof, (ii) is a sophisticated investor with knowledge and experience in business and financial matters, (iii) has received sufficient information concerning the Company in order to evaluate the merits and risks inherent in holding the PCI Media Common Stock and has not relied on any person or entity in connection with its investigation of the accuracy or sufficiency of such information or its investment decision, (iv) is able to bear the economic risk inherent in holding the PCI Media Common Stock and has read and understands the risk factors described in that certain Confidential Information Memorandum of the Company dated [●], 2019 (the “CIM”), (v) is an “accredited investor” (as defined in Regulation D promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”)), (vi) acknowledges that the shares of PCI Media Common Stock acquired hereunder are “restricted securities” under applicable securities laws and that, pursuant to these laws, must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available, (vii) has received and reviewed the CIM and has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management and the opportunity to inspect Company facilities and such books and records and material contracts as such Contributor deemed necessary to Contributor’s determination to acquire the PCI Media Common Stock, (viii) acknowledges that the PCI Media Common Stock acquired hereunder will be subject to the terms of the Stockholders’ Agreement and a Lock-Up Agreement (as defined in the Stockholders’ Agreement) and will be subject to certain transfer restrictions as set forth therein and the federal securities laws and (ix) acknowledges and agrees that such Contributor has relied upon the advice of his, her or its own tax advisors in connection with the transactions contemplated by this Agreement.

(c)    Such Contributor understands that the stock certificate(s) representing the shares of PCI Media Common Stock issued to him, her or it will bear a restrictive legend under the Securities Act and, if such Contributor is a Founder (as defined in the Stockholders’ Agreement), the legend required by Section 5.3 of the Stockholders’ Agreement.

5.5    Acknowledgement by Contributor. Such Contributor acknowledges that neither the Company nor any of its directors, officers, employees, agents or representatives has made, or is making, any representation or warranty whatsoever, express or implied (and such Contributor has not relied on any representation, warranty or statement) in connection with the transactions contemplated by this Agreement beyond the representations and warranties expressly made in Article IV and the statements made by the Company in the CIM, including any implied warranty or representation as to the condition, merchantability, suitability or fitness for a particular purpose or trade of any of the assets of the Company or any of its subsidiaries. Without limiting the generality of the foregoing, it is understood by such Contributor that any materials, presentations or other information made available to such Contributor or its agents or representatives (other than the CIM) are not and shall not be deemed to be or to include representations or warranties of the Company or its directors, officers, employees, agents or representatives, and are not and shall not be deemed to be relied upon by such Contributor.

ARTICLE VI

WAIVER OF REGISTRATION RIGHTS

6.1    Waiver of Registration Rights. Subject to the provisions of Section 6.3, each Contributor hereby permanently and irrevocably waives any and all rights to which he, she or it may be entitled under the Third Amended and Restated Limited Liability Company Agreement of PMC, dated as of August 1, 2014 (the “PMC LLC Agreement”) with respect to the registration of Registrable Securities (as defined in the PMC LLC Agreement) (such rights, the “Registration Rights”) and, effective upon the Closing, Section 11.11 of the PMC LLC Agreement shall be terminated.

6.2    Waiver of Notice. Subject to the provisions of Section 6.3, each Contributor hereby permanently and irrevocably waives any and all rights of notice to which he, she or it may be entitled under the PMC LLC Agreement related to the Registration Rights or with respect to the registration of Registrable Securities.

6.3    Effectiveness. Notwithstanding the provisions of Section 6.1 and Section 6.2, if this Agreement is terminated without the Closing occurring, the provisions of Section 6.1 and Section 6.2 shall terminate on such date and shall be of no force and effect.

ARTICLE VII

INDEMNIFICATION

7.1    Indemnification by Contributors.

(a)    Each Contributor shall, severally and not jointly, indemnify and hold harmless the Company from and against, without duplication, 100% of any and all Losses arising or resulting from a (i) breach of any of the representations or warranties made by such Contributor contained in Article V or (ii) breach of any covenant or agreement made by such Contributor in this Agreement.

(b)    The Company shall control any audit, examination or proceeding or other matter subject to indemnification under this Section 7.1. The Contributors shall have the opportunity to participate in any such audit, examination, proceeding or other matter, limited solely to the portion of such audit, examination, proceeding or other matter with respect to which indemnity is provided under this Agreement. The Company shall not resolve, settle, compromise or abandon any issue or claim that would adversely affect any Tax or other liability of the Contributors without the prior written consent of the Founders Committee, which consent shall not be unreasonably withheld, conditioned or delayed.

7.2    Indemnification by the Company.

(a)    The Company shall indemnify and hold harmless the Contributors from and against any and all Losses arising or resulting from a (i) breach of any of the representations or warranties made by the Company contained in Article IV or (ii) breach of any covenant or agreement made by the Company in this Agreement.

(b)    The Company shall control any audit, examination or proceeding or other matter subject to indemnification under this Section 7.2. The Founders Committee shall, on behalf of the Contributors and at its own expense, have the opportunity to participate in any such audit, examination, proceeding or other matter, limited solely to the portion of such audit, examination, proceeding or other matter with respect to which indemnity is provided under this Section 7.2. The Company shall not resolve, settle, compromise or abandon any issue or claim that would adversely affect any Tax or other liability of the Contributors without the prior written consent of the Founders Committee, which consent shall not be unreasonably withheld, conditioned or delayed.

ARTICLE VIII

MISCELLANEOUS

8.1    Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving Party’s address set forth below or to such other address as a Party may designate by notice under this Section 8.1, and shall be either (a) delivered by hand, (b) sent by e-mail or (c) sent by Federal Express, DHL, UPS or another internationally recognized delivery service.

If to the Company:	PCI Media, Inc.
523 Victoria Avenue
Venice, California 90291
Attention: Chief Executive Officer and Chief Financial Officer
E-mail: hramsbottom@psyop.tv; tom@psyop.tv

With a copy to
(which shall not constitute notice):	Latham & Watkins LLP
140 Scott Drive
Menlo Park, California 94025
Attention: Anthony J. Richmond and David Zaheer
E-mail: tony.richmond@lw.com; david.zaheer@lw.com

If to any Contributor or to the Founders Committee: [●]

All notices, requests, consents and other communications hereunder shall be deemed to have been given (i) if by hand, at the time of the delivery thereof to the receiving Party at the address of such Party set forth above, (ii) if by e-mail, on the day that receipt thereof has been acknowledged by electronic confirmation or otherwise or (iii) if sent by internationally recognized delivery service, on the day of actual receipt as reported by such delivery service.

8.2    Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

8.3    Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any Party hereto without the prior written consent of the Company and the Founders Committee (on behalf of the Contributors).

8.4    Severability. If any provision of this Agreement or the application thereof to any person or any circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

8.5    Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of the Company and the Founders Committee (on behalf of the Contributors).

8.6    Integration. This Agreement supersedes all previous understandings or agreements among the Parties hereto, whether oral or written, with respect to its subject matter. This Agreement contains the entire understanding of the Parties hereto with respect to its subject matter.

8.7    Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Party hereto shall execute and deliver any additional documents and instruments and perform any additional acts that may be reasonably necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated herein.

8.8    No Third Party Rights. The provisions of this Agreement are intended to bind the Parties signatory hereto as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

8.9    Counterparts. This Agreement may be executed in any number of counterparts, all of which together will constitute one agreement binding on the Parties.

8.10    Governing Law. This Agreement and the rights and obligations of the Parties hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the conflict of law principles thereof that would cause the application of the laws of any jurisdiction other than the State of Delaware.

8.11    Consent to Jurisdiction. Each Party to this Agreement irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated by this Agreement or the agreements delivered in connection herewith or for recognition or enforcement of any judgment relating thereto, and each of the Parties irrevocably and unconditionally (a) agrees not to commence any such action or proceeding except in such courts, (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in such courts, (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such courts, and (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such courts. Each of the Parties hereto agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.1 (except service of process may not be made by email). Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by law.

8.12    Specific Performance. The Parties hereto agree that irreparable damage could occur and that a Party may not have any adequate remedy at law in the event that any of the provisions of this Agreement are not performed in accordance with their terms or were otherwise breached. Accordingly, each Party shall without the necessity of proving the inadequacy of money damages or posting a bond be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms, provisions and covenants contained therein, this being in addition to any other remedy to which they are entitled at law or in equity.

8.13    Defined Terms. As used in this Agreement, the terms below will have the following meanings. Any such term, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

“AADE Merger Agreement” means that certain Agreement and Plan of Merger, dated as of the date hereof, by and among the Company, All Asia Digital Entertainment Inc. and the sole stockholder of All Asia Digital Entertainment Inc.

“Founders” means Hejung Marie Hyon, Kylie Matulick, Eben Mears, Robert Todd Mueller and Marco Spier.

“Governmental Entity” means any domestic or foreign governmental, regulatory or administrative authority, agency or commission, or any court of competent jurisdiction.

“Losses” means any claims, losses, liabilities, damages, interest, penalties and costs and expenses, including reasonable attorneys’, accountants’ and expert witnesses’ fees, and costs and expenses of investigation and amounts paid in settlement, court costs, and other expenses of litigation, including in respect of enforcement of indemnity rights hereunder.

“Majority-in-Interest” means Founders holding (or that, at Closing, will hold) more than 50% of the shares of PCI Media Common Stock held by (or that, at Closing, will be held by) all Founders.

“Psyop Merger Agreement” means that certain Agreement and Plan of Merger, dated as of the date hereof, by and among the Company, Psyop, Inc., the shareholders of Psyop, Inc. party thereto and the Founders Committee (as defined therein).

“Taxes” means any and all taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any United States or non-United States national, federal, state or local governmental, regulatory or administrative authority, agency or commission or any judicial or arbitral body.

(Signature Pages Follow)

This Agreement has been duly executed by the undersigned as of the date first written above.

COMPANY:

PCI MEDIA, INC.

By:
Name:
Title:

FOUNDERS COMMITTEE:

[●]

[●]

[●]

CONTRIBUTORS:

PSYOP SERVICES, LLC

By:
Name:
Title:

Thomas Boyle

Address and E-mail Address:

[Signature Page to Contribution Agreement]

Hejung Marie Hyon

Address and E-mail Address:

Kylie Matulick

Address and E-mail Address:

Eben Mears

Address and E-mail Address:

Robert Todd Mueller

Address and E-mail Address:

Marco Spier

Address and E-mail Address:

[Signature Page to Contribution Agreement]

Laurent Ledru

Address and E-mail Address:

Neysa Horsburgh

Address and E-mail Address:

Stuart McLean

Address and E-mail Address:

David Chontos

Address and E-mail Address:

D. Hunt Ramsbottom Jr.

Address and E-mail Address:

[Signature Page to Contribution Agreement]

SCHEDULE A

CONTRIBUTION AND EXCHANGE

Contributor	Psyop Media Company, LLC Units Contributed	Shares of PCI Media, Inc. Common Stock Received
Psyop Services, LLC	16,232 Class A-1 Units	[●]
Thomas Boyle	28,400 Class B-3 Units 10,000 Class C Units	[●]
Hejung Marie Hyon	115,920 Class B-3 Units	[●]
Kylie Matulick	73,917 Class B-3 Units	[●]
Eben Mears	115,920 Class B-3 Units	[●]
Robert Todd Mueller	115,920 Class B-3 Units	[●]
Marco Spier	115,920 Class B-3 Units	[●]
Laurent Ledru	5,404 Class B-4 Units	[●]
Neysa Horsburgh	18,600 Class B-4 Units 10,000 Class C Units	[●]
Stuart McLean	6,814 Class C Units	[●]
David Chontos	9,160 Class C Units	[●]
D. Hunt Ramsbottom Jr.	[●]	[●]